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                                                                    EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-42272, 33-63409, 33-64123 and 333-47301) and Form S-8
(File Nos. 0-17136, 33-33281, 33-40564/33-40563, 33-63411, 333-5869, 333-48683,
333-67269 and 333-75547/333-75549) of BMC Software, Inc. of our report, dated April 10, 1997, on our audit of the financial statements of MAXM Systems, Inc. as of September 30, 1996 and for the year ended, as included in the Current Report on Form 8-K/A for Boole & Babbage, Inc. dated April 22, 1997 (File No. 000-13258), which report appears in this Annual Report on Form 10-K.





                                       PricewaterhouseCoopers LLP


McLean, Virginia
June 23, 1999